Filed Pursuant to Rule 424(b)(3)
Registration File No. 333- 205893

MVP REIT II, INC.
SUPPLEMENT NO. 6, DATED JANUARY 25, 2017,
TO THE PROSPECTUS DATED APRIL 6, 2016
This document supplements, and should be read in conjunction with, the prospectus of MVP REIT II, Inc., a Maryland corporation, dated April 6, 2016, as supplemented by Supplement No. 1, dated May 19, 2016, Supplement No. 2, dated June 17, 2016, Supplement No. 3, dated August 16, 2016, Supplement No. 4, dated October 28, 2016, and Supplement No. 5, dated  November 18, 2016 (as supplemented, the "Prospectus"). As used herein, the terms "we," "our" and "us" refer to MVP REIT II, Inc. and its subsidiaries. The purpose of this Supplement is to disclose the timing for the termination of our offering of shares of common stock.
TERMINATION OF OFFERING; NO SUBSCRIPTIONS AFTER MARCH 31, 2017
As of December 31, 2016, we ceased all selling efforts to acquire shares in our public offering of common stock pursuant to the Prospectus.  We will continue to accept subscriptions for our shares of our common stock if we receive such subscriptions on or before March 31, 2017.  No subscriptions will be accepted after March 31, 2017.

(End of Supplement)